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The following material was sent to certain shareholders and other contacts of Consolidated-Tomoka Land Co. on April 11, 2017:

More jobs, more capital investment, more tax base, more need for housing and goods and services in Daytona Beach!

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Daytona Beach News Journal

B.Braun to add distribution center

By Clayton Park

11 April 2017

DAYTONA BEACH — A Kansas City, Missouri, developer has acquired 28 acres of undeveloped land in Daytona Beach with plans to build a distribution center for medical and pharmaceutical device manufacturer.

B.Braun, which is based in Germany, is the same company that recently took over the former Gambro manufacturing plant along Mason Avenue.

“What we have been told is that VanTrust (Real Estate) is building the building and leasing it to B.Braun,” said Richard Walton, director of the city’s planning department, in an email to The News-Journal. The location is along Clyde Morris Boulevard, just south of LPGA Boulevard, Walton wrote.

The $3.2 million land sale was announced by the seller, Daytona Beach-based Consolidated-Tomoka Land Co. The transaction closed April 5.

The distribution center will be 400,000 square feet and is expected to be completed by year’s end, said John Carey, VanTrust’s executive vice president for Florida.

“We’ll start clearing the site this week ... and should be vertical within three months or so,” Carey said, who described the project as a build-to-suit for B.Braun. “We expect to be finished with the building by Jan. 1.”

The site of the planned distribution center is part of a 101-acre area along Clyde Morris that Consolidated-Tomoka recently got the city to rezone to allow development of a multiple-building industrial district.

“We’re thrilled they (B.Braun) picked Daytona Beach over Jacksonville (as the site for the distribution center),” said Consolidated-Tomoka CEO John Albright. “It’s a win for Daytona Beach.”

The distribution center is expected to complement B.Braun’s manufacturing operations at the former Gambro plant at 1845 Mason Ave.

Construction is underway to add 33,000 square feet more space to the 160,000-square-foot plant, which was built in 1999 and was most recently operated by Baxter International.

B.Braun has pledged to create at least 175 new jobs in Daytona Beach by Dec. 31, 2018, with those jobs paying an average of at least $41,963 a year.

The company also has said it intends to invest at least $100.5 million in capital improvements.

If it makes good on those promises, the company stands to receive $2.25 million in performance-based economic incentives from the state, Volusia County and city, part of a larger package of up to $8.2 million in incentives that includes capital investment tax credits.

The jobs created, according to the company’s agreement with the state, are not considered “new” if they are moved from a subsidiary or of they are assumed from a merger, asset or equity sale.